Exhibit 10.1




                       Amendment No. 1 to Credit Agreement

         Amendment No. 1, dated as of May 29, 1997 (this "Amendment No. 1"), to the Credit Agreement (the "Credit Agreement"), dated as of October 2, 1996, among Sprint Spectrum L.P., a limited partnership organized under the laws of the State of Delaware (the "Borrower"), Lucent Technologies Inc. (the "Vendor"), the several banks and other financial institutions and entities from time to time parties to the Credit Agreement (together with the Vendor, the "Lenders") and the Vendor, as agent for the Lenders under the Credit Agreement.

         The Borrower and the Vendor, as sole Lender and Agent under the Credit Agreement, have agreed to make the following amendments to the Credit Agreement.

1.       Subsection 1.1 of the Credit Agreement is amended as follows:

         (a) The following definition is added:

                 ""Capitalized Interest Loan": is defined in subsection 2.7(d)."

         (b) The definition of "Eligible Assignee" is amended by replacing such definition in its entirety with the following:

                           ""Eligible  Assignee":  (a) a commercial  bank having
                  total assets in excess of $250,000,000, an insurance company or other similar financial institution, (b) any other entity which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business, which has total assets in excess of $250,000,000, (c) any Investment Vehicle principally engaged in investing in commercial loans or (d) Sprint Corporation, or any Affiliate thereof; provided that (except with respect to clause (d) of this definition) in no event may any Person which is engaged in, or in the case of any Person described in clause (b) of this definition, which is an Affiliate of any Person engaged in, the telecommunications service business in the United States be an Eligible Assignee, and provided, further, that in no event may any trust or other Person that is the issuer of direct or indirect beneficial interests in the Loans (an "Investment Vehicle") become a Lender unless (i) any rights of the holders of the beneficial interests issued by such Investment Vehicle in respect of votes, consents and other actions to be taken by the Lenders under or in connection with this Agreement and the other Loan Documents shall be limited so that the percentage of such beneficial interests the holders of which are required to approve any vote, consent or other action proposed to be made or taken by such Investment Vehicle in its capacity as a Lender in connection with this Agreement or any other Loan Document shall be the same as the percentage of the Loans the holders of which are required pursuant to subsection 9.1 to approve such vote, consent or other action and (ii) the only financial statements and other reports that such Investment Vehicle and holders of beneficial interests shall be entitled to receive from the Borrower shall be the annual audited and quarterly unaudited financial statements required to be delivered by the Borrower pursuant to subsection 5.1 (a) and
                  (b) and subsection 5.2(a) and (b) and any other documents delivered by the Borrower pursuant to subsection 5.1 that contain only publicly available information."

(c) The definition of "Requisite Lenders" is amended by replacing such definition in its entirety with the following:

                         ""Requisite  Lenders":  at any time (a) until the first
                  date upon which the Special Lenders hold in the aggregate Loans and Unused Commitments in an aggregate amount less than 50% of the then outstanding Loans and Unused Commitments, (x) Special Lenders who hold an aggregate of more than 50% of all Loans and Unused Commitments held by Special Lenders and (y) Lenders other than Special Lenders who hold an aggregate of more than 50% of all Loans and Unused Commitments held by Lenders other than Special Lenders and (b) thereafter, Lenders the Percentages of which aggregate more than 50%."

(d) The following definition is added:

""Special Lenders": the Vendor and Sprint Corporation and any Affiliate of Sprint Corporation."

  2.     Subsection 2.7(d) of the Credit Agreement is amended as follows:

         (a) Clause (ii) of subsection 2.7(d) is amended by replacing it in its entirety with the following:

                  "(ii) on any Interest Payment Date occurring during the Interest Capitalization Period, such accrued interest shall be capitalized and added to the principal amount of the Specified Loan on which such capitalized interest shall have accrued,"

         (b)      The following sentence is added to the end of subsection
                  2.7(d):

                  "For purposes of clarification, any Loans (each being a "Capitalized Interest Loan") made pursuant to this subsection 2.7(d) as a result of capitalized interest being added to the principal amount of a Specified Loan shall, for purposes of subsections 2.3(a) and 2.7(d), be deemed to be made in the same Borrowing Year in which the Specified Loan was made (including Capitalized Interest Loans on Specified Loans which were originally Capitalized Interest Loans)."

3. Subsection 2.10 of the Credit Agreement is amended by replacing the first sentence of such subsection in its entirety with the following:

                  "Except as provided in subsection 2.11, 2.15(b) or 2.16, each payment (including each prepayment) by the Borrower on account of (i) principal of the Loans shall be made pro rata according to the respective outstanding principal amount of the Loans then due and owing and (ii) interest on the Loans shall be made pro rata according to the respective amounts of interest on the Loans then due and owing."

4. Subsection 4.2(a) of the Credit Agreement is amended by replacing such subsection in its entirety with the following:

                           "(a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents, other than the representations and warranties in subsection 3.18 of this Agreement, shall be true and correct in all material respects on and as of such date as if made on and as of such date."

5. Subsection 9.1 (a) of the Credit Agreement is amended by replacing clause (i) thereof in its entirety with the following:

                  "(i) reduce the amount or extend the scheduled date of maturity of any Lender's Loans or any installment thereof, or reduce the stated rate of any interest or fees payable to such Lender hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiry date of, any Lender's Commitment, in each case without the consent of such Lender, but any Lender may agree with the Borrower to any of the foregoing solely with respect to such Lender's Loans or Commitments,"

6. Subsection 9.1 of the Credit Agreement is amended by adding the follow-ing subsection 9.1(c) and (d):

                           "(c)  Notwithstanding any provision in this Agreement
                  to the contrary, if Sprint Corporation and its Affiliates (collectively, "Sprint Affiliates") shall hold Loans (excluding Capitalized Interest Loans) and Unused Commitments in excess of $300,000,000 (such amounts in excess of $300,000,000 being the "Excess Amount"), the Excess Amount shall not be entitled to vote on, and shall be disregarded with respect to, any matters for which the approval of the Requisite Aggregate Lenders or the Requisite Lenders is required or for matters covered by subsections 9.1 (b) and
                  9.19. For purposes of the foregoing, the Excess Amount shall be deducted from the total of all Loans and Unused Commitments held by all Lenders and from the amount of Loans and Unused Commitments held by Sprint Affiliates. This subsection 9.1 (c) may be amended only by the approval of Lenders other than Special Lenders who hold an aggregate of more than 50% of all Loans and Unused Commitments held by Lenders other than Special Lenders.

                           (d) The Borrower  represents  and  warrants  that the
                  definition of Requisite Aggregate Lenders contained in the Other Vendor Credit Facility is identical to the definition of Requisite Aggregate Lenders in this Agreement. Notwithstanding any provision in this Agreement to the contrary, the definition of Requisite Aggregate Lenders contained in this Agreement and in the Other Vendor Credit Facility shall not be amended without the approval of the Requisite Aggregate Lenders."

7.       Subsection 9.6(c) of the Credit Agreement is amended as follows:

         (a) The numerical term "$10,000,000" is replaced with "$5,000,000" in both places it appears in subsection 9.6(c).

         (b) The following proviso is added to the end of the first sen-tence of subsection 9.6(c):

                  ", provided, further, that assignments in lesser amounts may be made in connection with the primary syndication of the Tranche I Loans (as defined in Schedule I to this Agreement)"

         (c)      The following sentence is added to the end of subsection
                  9.6(c):

                  "Notwithstanding the foregoing, a transfer or assignment (A) of Capitalized Interest Loans from one Lender to an existing Lender or the Vendor made at the time such Capitalized Interest Loan is made pursuant to subsection 2.7(d) shall (i) not be subject to any minimum amount of assignment, (ii) be made by the assigning Lender and the Assignee and recorded by the Agent without executing an Assignment and Acceptance provided the Agent is notified prior to such assignment, and
                  (iii) not require notice to the Borrower, and (B) of Loans and/or Commitments by a Lender (other than the Vendor) to (i) another Lender shall not require notice to the Borrower prior to such transfer or assignment or (ii) an Eligible Assignee that is not a Lender shall not require prior notice to the Borrower provided the Borrower is given written notice within three (3) Business Days following such transfer or assignment. Nothing contained herein shall prohibit the transfer or assignment of Loans and Commitments separately from one another."

8. Subsection 9.6(e) of the Credit Agreement is amended by replacing it in its entirety with the following:

                           "(e) Upon its receipt of an Assignment and Acceptance
                  executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, by the Agent), together with payment by the assignor or assignee Lender, as agreed between them, to the Agent of a registration and processing fee set forth below, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. The registration and processing fee shall be $500 for any assignment to an existing Lender, $2,000 for any assignment to an Assignee which immediately prior to such assignment is not a Lender (unless, in either case, the Assignee, the Assignor and the Agent agree to a lesser amount), and zero for any assignment of Capitalized Interest Loans from one Lender to an existing Lender or to the Vendor which is made at the time such Capitalized Interest Loan is made pursuant to subsection 2.7(d), provided the Agent is notified prior to such assignment."

9. Subsection 9.6(f) of the Credit Agreement is amended by replacing clauses (i) and (ii) contained in the proviso of such subsection in their entirety with the following:

                  "disclosures of information to any Transferee or prospective Transferee that is an Investment Vehicle shall be limited as provided in the definition of "Eligible Assignee" in subsection 1.1."

10. Subsection 9.13 is amended by replacing clause (ii) thereof in its entirety with the following:

                  "(ii)  to any  prospective  Transferee  which  is an  Eligible
                  Assignee and which shall have agreed to comply with the provisions of this subsection,"

11. (a) Section 1 of Schedule I to the Credit Agreement is amended by re-placing it in its entirety with the following:

                  "Certain Definitions.

                  "Applicable Margin": the following with respect to each tranche of Loans:

                  Tranche I Loans and Tranche II Loans: for ABR Loans, 1.875% and for Eurodollar Loans, 2.875%; and

                  Tranche III Loans: for ABR Loans, 2.00% and for Eurodollar Loans, 3.00%.

                  "Tranche I Commitments": Commitments to make Tranche I Loans.

                  "Tranche I Loans": the first $500,000,000 of Loans made during the first Borrowing Year under the Vendor Commitment, but ex-cluding any Capitalized Interest Loans.

                  "Tranche II Loans": After all the Tranche I Loans have been made, the first $300,000,000 of Loans made at any time during the Commitment Period under the Vendor Commitment, but excluding any Capitalized Interest Loans.

                  "Tranche III Loans": all Loans (including Capitalized Interest Loans) which are not Tranche I Loans or Tranche II Loans.

                  "Vendor Commitment": the obligation of the Vendor to make Loans to the Borrower under subsection 2.1 in the aggregate principal amount not to exceed $1,800,000,000; provided that the aggregate principal amount of the Loans made (excluding Capitalized Interest Loans) shall not exceed $1,500,000,000 through December 31, 1997."

(b) Section 4 of Schedule I to the Credit Agreement is amended by replacing it in its entirety with the following:

         "Fees.

         The Borrower agrees to pay to the Agent, for the account of each Lender holding Tranche III Loans, a facility fee equal to 1% per annum on the daily amount of such Lender's Tranche III Loans outstanding, payable quarterly in arrears on the last day of each March, June, September and December and the date such Tranche III Loans are paid in full and the Commitments are terminated."

(c) Paragraph (k) of Section 5 of Schedule I to the Credit Agreement is amended by replacing clause (iii) thereof in its entirety with the following:

                  "(iii) The Vendor will not assign the Vendor Commitment or Loans (whether in connection with a Bank Syndication or otherwise) to persons (including Investment Vehicles) other than commercial banks, prime rate funds and Eligible Assignees described in clause (d) of the definition of Eligible Assignee if, after giving effect thereto, the amount of Loans and Unused Commitments held by such other persons exceeds (A) prior to the Transition Date (as defined below) the lesser of
                  (x) 49% of the aggregate amount of Loans and Unused Commitments (excluding from such calculation any Loans that have been exchanged for Refinancing Securities) and (y) $750,000,000, or (B) after the Transition Date, $750,000,000."

(d) Paragraph (1) of Section 5 of Schedule I to the Credit Agreement is amended by replacing such subsection in its entirety with the following:

         "(1 ) The Borrower and the Vendor acknowledge that it is the desire of the Vendor to assign the Loans and/or Vendor Commitment as promptly as practicable and that it is the desire of the Borrower for such assignments to be effected in a manner that (i) does not adversely affect the Borrower's own financing activities, (ii) does not provide to creditors other than commercial banks, prime rate funds and Eligible Assignees described in clause (d) of the definition of Eligible Assignee and (subject to the restrictions set forth in clause (iii) of paragraph (k) above) other Eligible Assignees, covenants, representations and warranties, defaults and voting provisions that are more restrictive on the Borrower than those applicable to the High Yield Debt and (iii) to the extent consistent with market demands, provides economic benefit to the Borrower as provided in paragraphs (h) and (i) above. Accordingly, the Borrower and the Vendor agree to work together in good faith to accomplish such desires. In this connection, the Vendor shall deliver to the Borrower at least every six months a description of the Vendor's then current plans with respect to the sale of the Loans and the Vendor Commitment. Furthermore, the Vendor agrees that if it assigns Loans directly to an Investment Vehicle, whether through a Syndication Assignment or otherwise, (I) the provisions of paragraph (k)(iii) will apply to such assignment and (II) only Eligible Assignees will be holders of the securities issued by such Investment Vehicle."

(e) Section 6 of Schedule I to the Credit Agreement is deleted in its en-tirety and replaced with the foregoing:

         "Additional Tranches.

         Sections 1 and 4 of this Schedule I may be amended or modified with the consent of the Borrower by (i) adding one or more additional tranches (and changing the Applicable Margin for such additional tranches), (ii) changing the amount of any existing tranche, (iii) changing the Applicable Margin for any existing tranche, (iv) changing or eliminating the fees in Section 4 of this Schedule I for any existing tranche, and/or (v) specifying whether any additional tranche shall be entitled to the fees set forth in Section 4 in this Schedule I; provided that (A) the approval of all the Lenders holding Loans and Unused Commitments of an existing tranche shall be required to make any of the foregoing changes or amendments affecting such existing tranche and (B) no approval shall be required by any Lenders which do not hold any Loans or Unused Commitments for the affected tranche."

12. Pursuant to subsection 8.9 of the Credit Agreement, the Vendor appoints, and the Borrower approves the appointment of, The Chase Manhattan Bank to serve as Agent. For purposes of Section 9.2, address for notices to the Agent shall be:


                                       The Chase Manhattan Bank
                                       270 Park Avenue
                                       New York, New York 10017
                                       Attention: John Haltmaier, 37th Floor
                                       Fax: (212) 270-4548

13. The Borrower confirms that the representations and warranties set forth in Section 3 of the Credit Agreement, other than the representations and warranties in subsection 3.18 of the Credit Agreement, are true and correct in all material respects as of the Effective Date (as defined below), and no Default or Event of Default has occurred and is continuing as of the Effective Date.

14. The Borrower and the Lenders confirm that Section 5 of Schedule I to the Credit Agreement shall apply only to sales, assignments and other transfers of Loans and Commitments by the Vendor, and no other Lenders are entitled to any of the benefits or subject to any of the obligations of such section.

15. Notwithstanding anything in the Credit Agreement to the contrary, the registration and processing fees set forth in Section 9.6(e) of the Credit Agreement are waived for (a) the assignment by the Vendor of the Tranche I Loans and Tranche I Commitments to Goldman Sachs Credit Partners, L.P. ("GSCP"), (b) the initial assignment of Tranche I Loans and Tranche I Commitments by GSCP to other Lenders, and (c) the assignment by the Vendor of the Tranche II Loans and the Commitments to make Tranche II Loans.

16. On the date of the initial assignment by the Vendor of the Tranche I Loans to GSCP (or upon the initial assignment of the Tranche I Loans by GSCP to other Lenders if not the same Business Day as the Vendor's assignment to GSCP) (the "Syndication Date"), the Interest Period with respect to the Tranche I Loans which are Eurodollar Loans shall end, all accrued and unpaid interest which has not been previously capitalized on such Tranche I Loans shall be capitalized as of the Syndication Date, and the Borrower may continue all such Eurodollar Loans as one or more new Eurodollar Loans with such Interest Period or Interest Periods as the Borrower may determine in accordance with the Credit Agreement. The Lenders waive all claims to any breakage costs or other indemnities under subsection 2.14 of the Credit Agreement for ending the Interest Period with respect to existing Eurodollar Loans on the Syndication Date.

17. Exhibit D of the Credit Agreement is deleted in its entirety, and on page iii of the Table of Contents of the Credit Agreement, opposite "Exhibit D", the description "Form of Confidentiality Agreement" is replaced in its entirety with "[Intentionally Omitted]".

18. This Amendment No. 1 is being made pursuant to subsection 9.1 (a) of the Credit Agreement, and except as provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 shall be effective upon the Syndication Date (the "Effective Date"). Upon
       the Effective Date of this Amendment No. 1,      each reference in the
       Credit Agreement to "this Agreement", "hereunder", "hereof" or words of
       similar meaning referring to the    Credit Agreement, and each reference
       in any other Loan Document to the Credit Agreement, however referenced,
       shall mean the Credit     Agreement as amended by this Amendment No. 1.
       This Amendment No. 1 may be executed by one or more of the parties to the
       Credit     Agreement on any number of separate counterparts (including by facsimile transmission), and all counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment No. 1 shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Amendment No. 1 represents the
       entire agreement of the parties hereto with   respect to the subject
       matter hereof.

                              SPRINT SPECTRUM L.P.
                              By: Sprint Spectrum Holding Company, L.P., its
                                    general partner

                              By: /s/ Robert E. Sleet, Jr.
                              Title: Vice President and
                                       Treasurer

                              LUCENT TECHNOLOGIES INC.. as
                               Lender and as Agent

                              By: /s/ Florence L. Walsh
                              Title: Vice President and Treasurer


Accepted with respect to appointment as Agent, The Chase Manhattan Bank

  By: /s/ John P. Haltmaier
  Title:  Vice  President